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                                                                 EXHIBIT 99.17

                            Consent of Person Named
                         As About to Become a Director


    Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Carla
A. Hills, hereby consent to be named as a person about to become a director of AOL Time Warner Inc. in the Registration Statement on Form S-4 of AOL Time Warner Inc., initially filed with the Securities and Exchange Commission on February 11, 2000, and any amendments thereto.


Dated:  April 14, 2000


                                             /s/ Francis T. Vincent, Jr.
                                             ____________________________
                                                 Francis T. Vincent, Jr.